Exhibit 16.1

February 17, 2026

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re:	Anbio Biotechnology

Dear Sir or Madam:

We have read the statements made by Anbio Biotechnology of its Form 6-K dated February 17, 2026. We agree with the statements concerning our firm in such Form 6-K; we are not in a position to agree or disagree with other statements of Anbio Biotechnology contained therein.

Very truly yours,

HTL International, LLC

Houston, Texas

12 Greenway Plaza Suite 1100 | Houston, Texas 77046